Exhibit 10.1

SECOND AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT

This Second Amendment to Letter of Credit Facility Agreement (this “Amendment”) is entered into as of June 3, 2020 by and among CAVELLO BAY REINSURANCE LIMITED as Borrower, ENSTAR GROUP LIMITED, KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED and ENSTAR HOLDINGS (US) LLC as Guarantors, the LENDERS party hereto (the "Extending Lenders"), NATIONAL AUSTRALIA BANK LIMITED, LONDON BRANCH as Administrative Agent, and NATIONAL AUSTRALIA BANK LIMITED as Several L/C Issuing Bank.
RECITALS
A.    The Borrowers, the Guarantors, the Existing Lenders, the Administrative Agent and the Several L/C Issuing Bank are parties to that certain Letter of Credit Facility Agreement, dated as of August 5, 2019 (as amended by the First Amendment to Letter of Credit Facility Agreement dated as of December 9, 2019, the "Existing Credit Agreement" and further amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have agreed to issue syndicated Letters of Credit through the Several L/C Issuing Bank at the request of the Borrower. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    The Credit Parties have notified the Several L/C Issuing Bank, the Administrative Agent and the Lenders of their request to (a) extend the Existing Commitment Termination Date from the Initial Commitment Termination Date to the Second Commitment Termination Date pursuant to Section 2.13 of the Existing Credit Agreement (the "Extension Request") and (b) amend the Existing Credit Agreement as set forth below, but otherwise have the Existing Credit Agreement remain in full force and effect.
C.    In accordance with Section 2.13(b) of the Existing Credit Agreement, each of the Extending Lenders (all of which, collectively, constitute Required Lenders) hereby accepts the Extension Request and is willing to extend its Commitment to the Second Commitment Termination Date.
D.    In accordance with Section 10.02(b) of the Existing Credit Agreement, the Credit Parties, the Several L/C Issuing Bank, the Administrative Agent and the Required Lenders have agreed to amend the Existing Credit Agreement, in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.    Extension of Commitment Termination Date. Subject to satisfaction of the conditions precedent set forth in Section 5 below, each Extending Lender hereby accepts the Extension Request and agrees that its Commitment is extended to the Second Commitment Termination Date. All of the Extending Lenders, collectively, constitute Required Lenders, and accordingly, the Borrower may, pursuant to Section 2.12(b) of the Credit Agreement, at its sole expense and effort, upon notice to such Non-Extending Lender and the Administrative Agent, require any Non-Extending Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04 of the Credit Agreement), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.08 or Section 2.09 of the Credit Agreement) and obligations under the Credit Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be an Extending Lender, if an Extending Lender accepts such assignment), subject to the terms and conditions thereof.
2.    Amendments to Existing Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below:
a.    Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following definitions therein in proper alphabetical order:
“Second Amendment” means that certain Second Amendment to Letter of Credit Facility Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent and the Several L/C Issuing Bank.

“Second Amendment Effective Date” means June 3, 2020.
“Second Amendment Fee Letter” means the fee letter dated on or around the Second Amendment Effective Date among the Parent and the Lenders party thereto.
b.    Section 1.01 of the Existing Credit Agreement is hereby amended and restated by replacing the definition of "Applicable Rate" therein in its entirety with the following:
"Applicable Rate" means (a) for the period prior to the Initial Commitment Termination Date, 0.90% per annum and (b) for the period on and after the Initial Commitment Termination Date, 1.00% per annum.
c.    Section 1.01 of the Existing Credit Agreement is hereby amended and restated by replacing the definition of "Fee Letters" therein in its entirety with the following:
“Fee Letters” means the Arrangers’ Fee Letters, the Upfront Fee Letter and the Second Amendment Fee Letter.
d.    Section 2.13(b) of the Existing Credit Agreement is hereby amended by replacing each reference to "70 days" therein with "65 days".
3.    Representations and Warranties. Each Credit Party hereby represents and warrants, as of the date of this Amendment, that:
a.    The representations and warranties in each Credit Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof;
b.    The execution and delivery of this Amendment has been duly authorized by all necessary organizational action of such Credit Party; this Amendment has been duly executed and delivered by such Credit Party and is a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity;
c.    The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any Law applicable to such Credit Party, (c) will not violate or result in a default under any other material Contractual Obligation binding upon such Credit Party or affecting its assets, and (d) will not result in the creation or imposition of any Lien on any asset of such Credit Party; and
d.    No Default has occurred and is continuing or would result after giving effect to this Amendment.
4.    Ratification and Confirmation of Credit Documents.
a.    Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, guarantees or agreements contained in the Existing Credit Agreement or any other Credit Document, and shall not operate as a waiver of any right, power, or remedy of the Administrative Agent, the Several L/C Issuing Bank or any Lender under the Existing Credit Agreement or any other Credit Document.
b.    Each Credit Party hereby acknowledges that it has read this Amendment and consents to the terms hereof, and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the obligations of such Credit Party under the Credit Documents to which it is a party, including all guarantees thereunder, shall not be impaired or affected and such Credit Documents, including all guarantees thereunder, and all promissory notes and all other instruments, documents and agreements entered into by such Credit Party in connection with such

Credit Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
c.    Each Credit Party further agrees that nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Credit Party to any future amendment to the Credit Agreement, except to the extent that the consent of such Credit Party to such amendment is expressly required under the Credit Agreement.
5.    Effectiveness. This Amendment shall become effective on the date first written above (the “Effective Date”) only upon satisfaction of the following conditions precedent on or prior to such date unless otherwise waived in writing by the Required Lenders and the Administrative Agent:
a.    Amendment. The Administrative Agent shall have acknowledged receipt of a counterpart of this Amendment signed on behalf of each Credit Party and the Required Lenders.
b.    Second Amendment Fee Letter. The Administrative Agent shall have acknowledged receipt from each party thereto of a counterpart signed on behalf of such party of the Second Amendment Fee Letter.
c.    Other Fees and Expenses. Each Credit Party shall have paid all other fees, costs and expenses (including all reasonable and documented legal fees and expenses) agreed in writing to be paid by it to the Finance Parties in connection herewith.
d.    Other Documents. The Administrative Agent shall have received such other authorizations or documents as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request in connection with the entry into and performance of the transactions contemplated by this Amendment or for the validity and enforceability of this Amendment.
e.    No Default or Event of Default.    No Default or Event of Default shall have occurred and be continuing on the date of this Amendment and after giving effect hereto.
f.    Representations and Warranties. The representations and warranties contained in this Amendment shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of this Amendment and after giving effect hereto, as though made on and as of the date of this Amendment (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
6.    Miscellaneous.
a.    The Credit Parties acknowledge and agree that the representations and warranties set forth herein are material inducements to the Administrative Agent and the Extending Lenders to deliver this Amendment.
b.    This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns.
c.    This Amendment is a Credit Document. Henceforth, this Amendment and the Credit Agreement shall be read together as one document and the Existing Credit Agreement shall be modified accordingly. No course of dealing on the part of the Administrative Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Administrative Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Credit Parties of any provision of the Credit Documents shall not affect any right of the Administrative Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Administrative Agent and/or the Lenders, as applicable, pursuant to and in accordance with the Credit Documents, including, without limitation, Section 10.02 of the Credit Agreement. No other person or entity, other than the Administrative Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.

d.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. The provisions of Section 10.09 and Section 10.10 of the Credit Agreement apply to this Amendment mutatis mutandis as if they were incorporated herein.
e.    If any provision of this Amendment or any of the other Credit Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.
f.    This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.
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IN WITNESS WHEREOF, the Credit Parties, the Administrative Agent, the Several L/C Issuing Bank and the Required Lenders have caused this Amendment to be executed as of the date first written above.

CAVELLO BAY REINSURANCE LIMITED
as Borrower

By _/s/ Duncan Scott____________________
Name: Duncan Scott
Title: Director

ENSTAR GROUP LIMITED
as a Guarantor

By _/s/ Guy Bowker_____________________
Name: Guy Bowker
Title: CFO

KENMARE HOLDINGS LTD.
as a Guarantor

By _/s/ Duncan Scott____________________
Name: Duncan Scott
Title: Director

ENSTAR (US ASIA-PAC) HOLDINGS LIMITED
as a Guarantor

By _/s/ Siobhan Hextall__________________
Name: Siobhan Hextall
Title: Director

ENSTAR HOLDINGS (US) LLC
as a Guarantor

By _/s/ Paul Brockman___________________
Name: Paul Brockman
Title: President and Chief Executive Officer

NATIONAL AUSTRALIA BANK LIMITED, LONDON BRANCH (ABN 12 004 044 937),
as Administrative Agent

By _/s/ Melisha Hughes__________________
Name: Melisha Hughes
Title: Head of Agency Services, Northern Hemisphere

NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937),
as Several L/C Issuing Bank

By _/s/ Melisha Hughes__________________
Name: Melisha Hughes
Title: Head of Agency Services, Northern Hemisphere

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as a Lender

By _/s/ Carole Palmer____________________
Name: Carole Palmer
Title: Associate Director

THE BANK OF NOVA SCOTIA,
as a Lender

By _/s/ Sunny Yang_____________________
Name: Sunny Yang
Title: Director

COMMONWEALTH BANK OF AUSTRALIA
(ABN 48 123 123 124),
as a Lender

By /s/ John Russell
Name: John Russell
Title: Executive Director

BMO HARRIS BANK N.A.,
as a Lender

By /s/ Brij Grewal
Title: Managing Director

COMMERZBANK AG NEW YORK BRANCH,
as a Lender

By _/s/ John Geremia
Name: John Geremia
Title: Managing Director

By _/s/ Toan B. Chu
Name: Toan B. Chu
Title: Vice President

ING BANK N.V., LONDON BRANCH,
as a Lender

By _/s/ M. Sharman___
Name: M. Sharman
Title: Managing Director

By _/s/ M. Groen_____
Name: M. Groen
Title: Director

LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH,
as a Lender

By _/s/ Leonard J. Crann
Name: Leonard J. Crann
Title: General Manager

By _/s/ Alexander Joerg
Name: Alexander Joerg
Title: Managing Director